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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the inclusion of our report dated July 19, 1996, on the consolidated financial statements of Birman Managed Care, Inc. and Subsidiaries for the year ended June 30, 1995, in the Company's Form SB-2 Registration Statement for the year then ended, and to the reference to us under the caption "Experts" contained in the Prospectus.

                                          /s/ SEMPLE & COOPER, P.L.C.

                                          --------------------------------------
                                          Semple & Cooper, P.L.C.

Certified Public Accountants
Phoenix, Arizona

October 30, 1996